CBRE
CB RICHARD ELLIS

One Energy Center
40 Shuman Blvd, Suite 104
Naperville, IL 60540

630 717 7300 Tel
630 717 7399 Fax

Zainab.Tapal@cbre.com
www.cbre.com

April 23, 2008

Lucco, Inc.
Attn: Siva Natarajan
40 Shuman Blvd. Suite 268
Naperville, IL 60563

Re: Executed Lease Agreements

Dear Siva:

Enclosed for your files is a fully executed Lease Amendment for:

40 Shuman Blvd., Naperville, Illinois

Should you have any questions, please contact me at 630-717-7300. Thank you.

Sincerely,

Zainab Tapal

Zainab Tapal
Administrator – Real Estate Services
CB Richard Ellis, Inc.

Encl.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of the 9th day of April 2008, by and between **SM BRELL II, L.P.**, a California limited partnership (hereinafter referred to as "Landlord") and **LUCEO, INC.**, an Illinois corporation (hereinafter referred to as "Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease dated March ___, 2006 ("Lease") for space consisting of 987 rentable square feet and known as Suite 268 (the "Premises") at 40 Shuman Drive, Naperville, Illinois (the "Building"); and

WHEREAS, the Term of the Lease is scheduled to expire on April 30, 2008 and Landlord and Tenant desire to extend the Term of the Lease for one (1) period of one (1) year subject to the terms, covenants and conditions of this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only:

I. LEASE IN FULL FORCE AND EFFECT; DEFINITIONS

Except as herein modified or amended, the provisions, conditions, and terms of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent such capitalized terms are defined therein and are not redefined in this First Amendment.

II. EXTENSION OF TERM

The Term of the Lease is hereby extended for a period of one (1) year (the "Extension Term") commencing on May 1, 2008 (the "Extension Term Commencement Date") and ending on April 30, 2009 (the "Extension Term Termination Date").

III RENT

Commencing as of the Extension Term Commencement Date, Tenant shall pay Base Rent for the Premises in the same manner as required by the Lease in the following amounts:

Period	Annual Base Rent	Monthly Base Rent
05/01/08 – 04/30/09	$13,225.80 ($13.40 psf)	$1,102.15

Tenant shall continue to pay Base Rent adjustments for Taxes, Expenses and other amounts in accordance with the terms and conditions set forth in the Lease.

IV. **CONDITION OF PREMISES**

TENANT HEREBY ACKNOWLEDGES AND AGREES THAT TENANT IS CURRENTLY IN POSSESSION OF THE PREMISES. TENANT ACCEPTS THE PREMISES IN ITS PRESENT "AS-IS" CONDITION, WITHOUT REPRESENTATIONS OR WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR HABITABILITY AND WITHOUT OBLIGATION (OTHER THAN THOSE LANDLORD OBLIGATIONS SET FORTH IN THE LEASE, IF ANY) TO ALTER, REMODEL, IMPROVE, REPAIR, DECORATE OR CLEAN ANY PART OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING.

V. **BROKERS**

Tenant represents that Tenant has dealt directly with and only with CB Richard Ellis, Inc. in connection with this First Amendment, and that insofar as Tenant knows, no other brokers negotiated this First Amendment or are entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord, any mortgagee holding an interest in the Building, and their respective agents and employees harmless from any and all claims of any other broker in connection with this First Amendment.

VI. NOTICES. Notwithstanding anything to the contrary contained in the Lease, all notices, consents, approvals and similar communications to be given by Tenant to Landlord under this Lease, shall be given in writing, mailed or personally delivered as follows:

To Landlord as follows:
CB Richard Ellis, Inc.
40 Shuman Blvd.
Suite 104
Naperville, IL 60563
Attention: Real Estate Manager, Asset Services

with a copy to:
KBS Realty Advisors
620 Newport Center Drive
Suite 1300
Newport Beach, CA 92660
Attention: Mark Brecheen, Senior Vice President

or to such other person at such other address as Landlord may designate by notice to Tenant. Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one (1) business day in the case of overnight courier.

IN WITNESS WHEREOF, the parties have executed or caused to be executed by proper parties thereunto duly authorized so to do as of the day and year first above written.

LANDLORD:

SM BRELL II, L.P., a California limited partnership

By: Koll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, its agent

By: ____________________
Mark Brecheen, Senior Vice President

TENANT:

LUCEO, INC., an Illinois corporation

By: N. Gumpathi
Name: SIVA NATARAJAN
Its: President